ePlus Announces New Credit Agreement with National City
                                  Bank, Agent

HERNDON, VA - September 26, 2005 - ePlus inc. (Nasdaq NM: PLUS - news) a leading provider of Enterprise Cost Management solutions, announced today that it has terminated its existing $45 million credit facility, and simultaneously entered into a new, coterminus, $35 million credit facility. The new, two-bank facility includes current participants National City Bank, which will continue as Agent, and Branch Banking and Trust Company ("BB&T"). National City Bank has increased its commitment to $20 million from $15 million, and BB&T has continued to commit $15 million to the facility.

Kleyton L. Parkhurst, ePlus' treasurer, stated "With strong cash flow and profitability over the past few years, we've had very little borrowing in the old facility. In anticipation of renewing the credit facility next year, and to make it as attractive as possible in the bank syndication market, we decided to reduce the size of the facility. We believe the new facility is sized to accommodate our business as well as allow us to syndicate the loan on the most favorable terms available. We appreciate the continued strong support of National City Bank and BB&T, which have been, and will continue to be, great bankers to ePlus."

About National City Bank

National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management and mortgage financing and servicing. For more information about National City, visit the company's Web site at www.nationalcity.com.


About Branch Banking and Trust

BB&T Corporation, headquartered in Winston-Salem, N.C., is a fast growing, highly profitable financial holding company with more than $105 billion in assets. Its bank subsidiaries operate more than 1,400 financial centers in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T ranks No. 2 in market share in North Carolina, No. 3 in South Carolina, No. 2 in Virginia/Washington, D.C., No. 3 in Kentucky, No. 1 in West Virginia, No. 6 in Georgia and No. 6 in Maryland. More information is available at www.BBandT.com.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process
outsourcing,   eProcurement,  asset  management,  product  and  catalog  content management, supplier enablement, strategic sourcing, financial services and document access and collaboration into a single integrated solution, all based on ePlus' leading business application software. The company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.
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ePlus (R) and ePlus Enterprise Cost Management (R) are registered  trademarks of
ePlus inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

        Contact:        Kley Parkhurst, SVP
                        ePlus inc.
                        kparkhurst@eplus.com
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                        703-984-8150